Exhibit 99.1

Constellation Brands to Invest $5 Billion CAD ($4 Billion USD) in Canopy Growth
to Establish Transformative Global Position and Alignment

Expands Strategic Partnership to Accelerate Canopy Growth’s Global Expansion Plans
in Rapidly-Growing Medical and Recreational Cannabis Markets

Victor, NY and Smiths Falls, ON, Aug., 15, 2018 - Constellation Brands (NYSE: STZ and STZ.B), a leading beverage alcohol company, and Canopy Growth Corporation (Canopy Growth) (TSX: WEED, NYSE: CGC), a leading diversified cannabis company (together, the “Companies”), today announced a significant expansion of their strategic partnership to position Canopy Growth as the global leader in cannabis production, branding, intellectual property and retailing.
Constellation Brands will increase its ownership interest in Canopy Growth by acquiring 104.5 million shares directly from Canopy Growth, thereby achieving approximately 38 percent ownership when assuming exercise of the existing Constellation warrants. Constellation Brands is acquiring the new shares at a price of C$48.60 per share, which is a 37.9 percent premium to Canopy’s 5-day volume weighted average price of the common shares on the Toronto Stock Exchange (“VWAP”), and a 51.2 percent premium to the closing price on August 14, 2018. Constellation will also receive additional warrants of Canopy that, if exercised, would provide for at least an additional $4.5 billion CAD to Canopy Growth.
As a result of the new shares Constellation is acquiring, Canopy Growth will immediately upon closing have proceeds of approximately $5 billion CAD ($4 billion USD) to bolster its leadership position in the global cannabis industry. This investment, the largest to date in the cannabis space, will provide funds which Canopy Growth will deploy to strategically build and/or acquire key assets needed to establish global scale in the nearly 30 countries pursuing a federally permissible medical cannabis program, while also rapidly laying the global foundation needed for new recreational cannabis markets. Canopy Growth’s Canadian platform does not require additional cannabis cultivation assets, and management views other jurisdictions, including the United States, as strategic priorities requiring significant capital.
“Through this investment, we are selecting Canopy Growth as our exclusive global cannabis partner,” said Rob Sands, Chief Executive Officer, Constellation Brands. “Over the past year, we’ve come to better understand the cannabis market, the tremendous growth opportunity it presents, and Canopy’s market-leading capabilities in this space. We look forward to supporting Canopy as they extend their recognized global leadership position in the medical and recreational cannabis space.”
Canopy Growth will benefit from Constellation’s deep understanding of consumer trends and shifting preferences, and proven ability to translate those insights into distinct brand positionings that build strong connections with consumers and foster brand loyalty. Constellation’s disciplined approach and capabilities in areas such as mergers and acquisitions, finance, large-scale production, marketing and sales as a leading Fortune 500 company, combined with Canopy’s entrepreneurial approach and best-in-class knowledge and expertise within the emerging cannabis sector create a powerful combination that will ensure Canopy Growth is set up for sustainable, long-term success as the company and sector evolve.
Founded in 2013, Canopy Growth has cemented itself as the industry leader in Canada’s legal cannabis market. Through its subsidiaries Tweed and Spectrum Cannabis, Canopy Growth has established a global presence in 11 countries which is driven by product innovation, a robust intellectual property portfolio, and clinical research programs targeting both human and animal health. In Canada, Canopy Growth has established sophisticated operations to support recreational sales by raising capital and making the strategic investments required to maintain and accelerate its market leadership position at a critical time in the company’s evolution. Substantial capital is required to fully capitalize on Canopy Growth’s market-leading position in Canada and establish similar leading positions in markets around the globe.
“Our business can now make the strategic investments required to accelerate our market position globally,” said Bruce Linton, Chairman and Co-CEO, Canopy Growth. “Constellation’s concentration of global cannabis activities exclusively through Canopy, coupled with the investment and its expert capabilities in brand-building, marketing, consumer insights and M&A will be a huge benefit as we look to expand our portfolio in Canada, the United States and emerging cannabis markets around the globe. We view this investment in our business as an endorsement of our execution since forming our initial strategic relationship in October 2017.”
As part of the proposed transaction, Constellation will nominate four directors to Canopy Growth’s seven-member Board of Directors, Chaired by Founder Bruce Linton. Canopy Growth will remain a proudly Canadian publicly-traded company headquartered in Smiths Falls, Ontario, Canada and will continue to be led by its existing management team, who will continue to manage all international cannabis operations.
As part of its investment, Constellation is receiving 139.7 million new warrants which are exercisable over the next 3 years. Of those, 88.5 million are exercisable at a price per share of C$50.40, a 43.0 percent premium to Canopy’s VWAP, and 51.3 million are exercisable at the VWAP at the time of exercise. If Constellation were to exercise all existing and new warrants, its ownership would exceed 50 percent.

Canopy Growth’s future plans include pursuing various product formats in all cannabis channels. Both companies have no plans to sell cannabis products in any market unless it is permissible to do so at all applicable government levels. Canopy Growth remains committed to not entering the U.S. market in any manner that would contravene U.S. federal laws.
Constellation expects to account for its investment under the equity accounting method. As such, the transaction is expected to be accretive to the company’s full year diluted earnings per share in fiscal 2021. In addition, Constellation Brands remains committed to its investment grade rating and therefore, has no plans to engage in mergers, acquisitions or share repurchase activity until the company returns to its 3.5x leverage target, which is expected to occur within 18-24 months of deal closing.
The transaction is subject to customary closing conditions, including Canopy shareholder approval and applicable Canadian government and regulatory approvals, and is expected to close by the end of October 2018. Goldman Sachs advised Constellation Brands and Bank of America Merrill Lynch is providing committed financing for this transaction. Greenhill & Co. Canada Ltd. acted as exclusive financial advisor to Canopy Growth. Kingsdale Advisors is acting as strategic shareholder communications advisor and proxy solicitation agent to Canopy Growth.
Canopy Growth shareholders should contact Kingsdale Advisors at 1-877-657-5857. Or collect outside North America at 1-416-867-2272, or by email at contactus@kingsdaleadvisors.com.
Canopy Growth Chairman and Co-CEO Bruce Linton and Constellation Brands CEO Rob Sands will provide further commentary on this expanded partnership at the beginning of Canopy Growth’s earnings call to be held today at 8am Eastern Time.

Webcast Information:
A live audio webcast will be available at:
https://event.on24.com/wcc/r/1800764/F7B6A3CFF26AED5C28B555A658CF1105

Calling Information:
Toll Free Dial-In Number: 1-888-231-8191
International Dial-In Number: (647) 427-7450
Conference ID: 4984819

Replay Information:
A replay of the call will be accessible by telephone until 11:59 PM ET on November 13, 2018.
Toll Free Dial-in Number: 1-855-859-2056
Replay Password: 4984819

About Constellation Brands
Constellation Brands (NYSE: STZ and STZ.B), a Fortune 500® company, is a leading international producer and marketer of beer, wine and spirits with operations in the U.S., Mexico, New Zealand, Italy and Canada. Constellation is the No. 3 beer company in the U.S. with high-end, iconic imported brands such as Corona Extra, Corona Light, Modelo Especial, Modelo Negra and Pacifico. The company’s beer portfolio also includes Ballast Point, one of the most awarded craft brewers in the U.S., and Funky Buddha Brewery. In addition, Constellation is the world leader in premium wine, selling great brands that people love, including Robert Mondavi, Clos du Bois, Kim Crawford, Meiomi, Mark West, Black Box, Ruffino and The Prisoner. The company’s premium spirits brands include SVEDKA Vodka, Casa Noble Tequila and High West Whiskey.

Based in Victor, N.Y., the company believes that industry leadership involves a commitment to brand building, our trade partners, the environment, our investors and to consumers around the world who choose our products when celebrating big moments or enjoying quiet ones. Founded in 1945, Constellation has grown to become a significant player in the beverage alcohol industry with more than 100 brands in its portfolio; about 40 wineries, breweries and distilleries; and approximately 10,000 talented employees. We express our company vision: to elevate life with every glass raised. To learn more, follow us on Twitter @cbrands and visit www.cbrands.com.

About Canopy Growth Corporation
Canopy Growth (TSX: WEED) is a world-leading diversified cannabis company, offering distinct brands and curated cannabis varieties in dried, oil and capsule forms. Through its wholly-owned subsidiaries, Canopy Growth operates numerous state-of-the-art production facilities with over half a million square feet of GMP-certified indoor and greenhouse production capacity, all to an unparalleled level of quality assurance procedures and testing. Canopy Growth has established partnerships with leading sector names in Canada and abroad, with interests and operations spanning four continents. The Company is proudly dedicated to educating healthcare practitioners, providing consistent access to high quality cannabis products, conducting robust clinical research, and furthering the public's understanding of cannabis. For more information visit www.canopygrowth.com.

Forward-Looking Statements
This news release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. The words “expect,” “intend” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to business strategy, future operations, prospects, plans and objectives of management, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. The forward-looking statements are based on management's current expectations and should not be construed in any manner as a guarantee that such results will in fact occur or will occur on the timetable contemplated hereby. Examples of such statements include but are not limited to the timing and completion of the proposed transaction, shareholder approval, and applicable government and regulatory approvals of the proposed transaction, anticipated use of proceeds, exercise by Constellation Brands of any warrants, expected accounting method, future expansion efforts, the leadership of Canopy Growth in the cannabis industry, the impact of the transaction on Canopy Growth’s market position, the composition of Canopy Growth’s management team, the location of Canopy Growth’s headquarters, future operational and production capacity and requirements, the impact of any enhanced infrastructure and production capabilities, future success and anticipated available product selection. All forward-looking statements speak only as of the date of this news release and neither Constellation Brands nor Canopy Growth undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition to risks and uncertainties associated with ordinary business operations, the forward-looking statements contained in this news release are subject to other risks and uncertainties, including completion of the announced transaction; the accuracy of all projections; the exact elements of Constellation Brands’ permanent financing will depend upon market conditions; Constellation’s ability to achieve expected and target debt leverage ratios and the timeframe in which the debt leverage ratio will be achieved will depend upon actual financial performance; circumstances may warrant that Canopy Growth use the proceeds from the transaction for different purposes than stated above; the expected benefits of the transaction may not materialize in the manner or timeframe expected, or at all; and other factors and uncertainties disclosed from time-to-time in Constellation Brands, Inc.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2018 or in Canopy Growth’s filings with the Canadian Securities Administration or with the United States Securities Exchange Commission, including its annual information form dated June 28, 2018, which could cause actual future performance to differ from current expectations.

CONTACTS:
Michael McGrew, Constellation Brands, Media (773) 251-4934
Patty Yahn-Urlaub, Constellation Brands, Investor Relations (585) 678-7483
Jordan Sinclair, Canopy Growth, Media (613) 769-4196
Tyler Burns, Canopy Growth, Investor Relations (855) 558-9333 ext. 122